THE ISSUE PRICE OF THIS NOTE IS $100,000.00

Principal Amount: $100,000.00	Issue Date: May 4, 2020
Purchase Price: $100,000.00

PROMISSORY NOTE

FOR VALUE RECEIVED, GENEREX BIOTECHNOLOGY CORPORATION, a Delaware corporation with a business address located at 10102 USA Today Way, Miramar, Florida, 33025 ("Debtor") promises to pay to the order of Michael Caridi (“Lender") the sum of ONE HUNDRED THOUSAND DOLLARS (US $100,000.00) in lawful currency of the United States of America together with simple interest as specified herein until such obligation is satisfied in full (the “Note”).

Whereas, Debtor, upon closing of the this Note, in accordance with the terms herein, agrees to issue in book entry form to Lender TWENTY THOUSAND (20,000) restricted shares of common stock of Debtor (“GNBT Stock”). Any such shares that may be transferred to Lender under Default shall also be unregistered and restricted, unless Debtor has free trading shares available. In addition, Lender shall receive TWENTY THOUSAND (20,000) stock options.

1.       Rate of Interest. Debtor shall pay interest to Lender on the unpaid principal balance of the Note hereunder at the rate of ten percent (10.00%) simple interest per annum with interest payable per quarter.

2.       Payment Schedule. This Note shall be repaid at the earlier of (i) from any funding received from Debtor after the Issue Date or (ii) one year from the Issue Date. This Note shall be repaid as follows: ONE HUNDRED THOUSAND DOLLARS (US $100,000.00) and accrued interest payable in USD currency. In addition, Debtor shall issue to Lender, in book entry form, TWENTY THOUSAND (20,000) restricted shares of GNBT Stock and TWENTY THOUSAND (20,000) stock options.

3.       Purpose of Loan. With this obligation Debtor is recognizing sums owed for the use of paying the down payment to EpiVax Inc. for the peptide development and license. Debtor warrants and represents to Lender that this loan is for business and commercial purposes.

4.       Representations and Warranties. Debtor warrants and represents that it has the right, power and authority to execute, deliver and perform this Note and to incur this obligation. No consent, approval, or authorization of, or declaration of filing within any governmental authority, and no consent of any other person, is required in connection with Debtor’s execution, delivery, and performance of this Note and related documents except for those already duly obtained. All transaction documents have been duly executed and delivered by Debtor and constitute a legal, valid and binding obligation of Debtor enforceable against Debtor in accordance with its terms.

5.       Waiver of Default. No waiver by Lender of any default shall be effective unless in writing, nor operate as a waiver of any other default or of the same default in the future.

6.       Change of Address. Debtor will immediately notify Lender in writing of any change of address from that shown herein.

7.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, disregarding any rules relating to the choice or conflict of laws.

8.       Enforceability. The unenforceability of any specific provision hereof shall not affect the validity of any other provision hereof.

9.       Binding Agreement. All obligations of Debtor hereunder shall bind the heirs, legal representatives, successors and assigns of Debtor. If there be more than one Debtor, their liabilities shall be joint and several. All rights of Lender hereunder shall inure to the benefit of its successors and assigns.

10.       Assignment. Neither party may assign this Agreement without the prior written permission of the other, which shall not be unreasonably withheld, except upon Debtor’s sale of substantially all of its assets or stock resulting in a change of control of the Debtor.

11.        Entire Agreement. This Note, along with that letter agreement of same date, constitutes the entire agreement between and among the parties with respect to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties not expressly asset forth herein. The Note shall not be changed orally, but only by writing signed by the parties hereto.

13.       DEBTOR ACKNOWLEDGES ALL OF THE TERMS AND CONDITIONS OF THIS PROMISSORY NOTE. BY EXECUTION HEREOF, THE UNDERSIGNED OFFICER OF THE DEBTOR HEREBY CERTIFIES THAT HE IS DULY AUTHORIZED TO EXECUTE THIS PROMISSORY NOTE ON BEHALF OF THE DEBTOR IN THE CAPACITY STATED BELOW.

SIGNATURE PAGE TO FOLLOW

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Executed Date: May 4, 2020

MICHAEL CARIDI (LENDER)

By: /s/ Michael Caridi

Michael Caridi

GENEREX BIOTECHNOLOGY CORPORATION (DEBTOR)

By: /s/ Joseph Moscato

Print Name: Joseph Moscato

Title: CEO & President

Address:

10102 USA TODAY WAY

MIRAMAR, FL 33025

Attn: Joseph Moscato

Email: jmoscato@nugenerex.com

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STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (this “Agreement”), dated as of May 4, 2020 (the “Grant Date”), is between the undersigned (the “Optionee”) and Generex Biotechnology Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Optionee is a director, consultant or an employee of the Company or the Company’s subsidiaries; and

WHEREAS, the Company desires to create an incentive for the Optionee in the performance of his duties to and for the benefit of the Company and its subsidiaries by granting him an option to purchase shares of the Company’s Common Stock.

NOW, THEREFORE, the Optionee and the Company hereby agree as follows:

1. Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company, par value $.001 per share.

“Company” has the meaning specified in the preamble hereto.

“Exercise Price” has the meaning specified in Section 2 hereof.

“Family Trust” means, with respect to any individual, any trust created for the benefit of one or more of such individual’s Related Persons and controlled by such individual.

“Grant Date” has the meaning specified in the preamble hereto.

“Option” has the meaning specified in Section 2 hereof.

“Optionee” has the meaning specified in the preamble hereto.

“Optioned Shares” has the meaning specified in Section 2 hereof.

“Plan” means the Company’s 2017 Equity Incentive Plan attached hereto as Exhibit A.

“Related Persons” means, with respect to any individual, such individual’s parents, spouse, children and grandchildren.

“Vested Optioned Shares” has the meaning specified in Section 5 below.

2.       Grant of Option. Subject to the terms and conditions set forth herein and pursuant to the Plan, the Company grants to the Optionee an option (the “Option”) to purchase from the Company all or any part of 20,000 shares of Common Stock (the “Optioned Shares”), at a price of $0.43 per Optioned Share (the “Exercise Price”).

3.       Character of Option. Type of option (check one):

_____ Incentive Stock Option; __X___ Nonqualified Stock Option

Note: If more than $100,000 in value of Optioned Shares under this option (based on the Exercise Price) becomes exercisable in any calendar year, the excess shall be deemed a

Nonqualified Stock Option even if "Incentive Stock Option" is checked above

4.       Duration of Option. The Option shall terminate in its entirety on the second (2nd) anniversary of the Grant Date.

5.       Exercise of Option.

(a)	At any time after the Grant Date and prior to the termination of the Option pursuant to Section 4 above, the Optionee shall have the right to exercise the Option for all or a portion of the Optioned Shares which have become “Vested Optioned Shares” as of the date of exercise determined in accordance with this paragraph. The Optioned Shares shall become Vested Option Shares, subject to the other provisions set forth herein and in the Plan, as of the Grant Date (“Vesting Date”).
(b)	Subject to Section 4 hereof, exercise of the Option may be effected in the manner specified in the Plan.

6.                  Transfer of Option. During the Optionee’s lifetime, the Option may be exercised only by the Optionee. Except for a transfer of the Option to the Optionee’s Related Persons or a Family Trust by will or operation of law after the Optionee’s death, the Option and all rights granted hereunder may not be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any transfer of the Option in violation of this Section 6 shall be void and will result in the immediate termination of the Option.

7.                  Incorporation of Plan Terms. This Option is granted subject to all of the applicable terms and provisions of the Plan. Optionee acknowledged receipt of a copy of the Plan

8.                  Limitation of Rights in Optioned Shares. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Optioned Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition, a stock certificate therefor shall have been delivered to the Optionee.

9.                  Communication. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by email, as follows:

(a)    if to an Optionee, at such address set forth after Optionee’s name on the signature page hereto; and

(b)   if to the Company, at:

Generex Biotechnology Corporation

10102 USA Today Way

Miramar, FL 33026

Email: jmoscato@nugenerex.com

Attention: CEO

Any such notice shall be effective (i) if delivered personally, when received, (ii) if sent by overnight courier, when receipted for, (iii) if mailed, five (5) days after being mailed as described above and (iv) if sent by written telecommunication, when dispatched.

10.              Governing Law. This Agreement and the obligations of the parties hereunder shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the internal laws of the State of Delaware without reference to principles of conflicts of law.

11.              Successors and Assigns. This Agreement shall be binding upon any successor or assign of either the Company or the Optionee, and upon any executor, administrator, trustee, guardian, or other legal representative of the Optionee.

{Remainder of Page Intentionally Left Blank.}

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IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the date and year first below written.

THE COMPANYU:	GENEREX BIOTECHNOLOGY CORPORATION

By: /s/ Joseph Moscato
Name: Joseph Moscato
Title: President and CEO
Date: 5/18/2020

THE OPTIONEE:	By: /s/ Michael Caridi
Name: Michael Caridi
Date: 05/18/2020
Address: 32 Cutler Road Greenwich, CT 06831

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Exhibit A

2017 Equity Incentive Plan

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